Exhibit 99.1

Dutch Bros Inc. Reports Second Quarter 2024 Financial Results

Achieves $325 million in Revenues in Quarter, a 30% Increase Year-over-Year
36 New Shop Openings During Quarter, Surpasses 900th Shop Milestone
Raises Revenue and Adj. EBITDA Guidance

GRANTS PASS, Ore. - August 7, 2024 - Dutch Bros Inc. (NYSE: BROS; “Dutch Bros” or the “Company”), one of the fastest-growing brands in the quick service beverage industry in the United States by location count, today reported financial results for the second quarter ended June 30, 2024.
Christine Barone, Chief Executive Officer and President of Dutch Bros, stated, “Our quarterly performance demonstrates the long runway ahead for Dutch Bros as we once again delivered strong top-line and profitability growth. Revenue rose 30%, including a 4.1% increase in system same-shop sales, and was underpinned by excellent margin flow through. With strong results 2024 to date despite the volatile consumer backdrop and expectations for a robust second half to the year, we are pleased to be raising our annual guidance.”
Barone continued, “The traffic-driving initiatives that we began implementing in 2023 are continuing to drive our business momentum. Approximately 67% of all transactions during the second quarter came through Dutch Rewards members, as our enhanced app is enabling us to efficiently and effectively connect with our loyal customers. We are also seeing phenomenal traction driving awareness in new markets through paid advertising and plan to further invest in this opportunity.”
Barone concluded, “We also continued with successful new shop openings and our mobile order roll-out. We added 36 shops in the second quarter, marking the 12th consecutive quarter of 30 or more new shop openings. As of June 30th, we had 38 shops in Arizona, California, and Texas with mobile order capabilities and have since expanded the rollout to approximately 200 shops as of the end of July. We are increasingly optimistic that we will have mobile order capabilities in a majority of our shops by year-end.”
Second Quarter 2024 Highlights
•Opened 36 new shops, 30 of which were company-operated, across 13 states.
•Total revenues grew 30.0% to $324.9 million as compared to $249.9 million in the same period of 2023.
•System same shop sales1 increased 4.1% relative to the same period in 2023, inclusive of the impact of our fortressing strategy, where some sales are being transferred from existing shops to new shops. Company-operated same shop sales increased 5.2%, relative to the same period of 2023.
•Company-operated shop revenues increased 33.6% to $295.3 million, as compared to $221.0 million in the same period of 2023.
•Company-operated shop gross profit was $70.0 million as compared to $52.1 million in the same period of 2023. In the second quarter of 2024, company-operated shop gross margin, which includes 150bps of pre-opening costs, was 23.7%, a year-over-year increase of 10bps.
•Company-operated shop contribution2, a non-GAAP financial measure, grew 36.1% to $91.1 million as compared to $66.9 million in the same period of 2023. In the second quarter of 2024,

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company-operated shop contribution margin, which includes 150bps of pre-opening costs, was 30.8%, a year-over-year increase of 50 bps.
•Selling, general, and administrative expenses were $58.1 million (17.9% of revenue) as compared to $51.7 million (20.7% of revenue) in the same period of 2023.
•Adjusted selling, general, and administrative expenses2, a non-GAAP financial measure, were $47.6 million (14.6% of revenue) as compared to $38.9 million (15.6% of revenue) in the same period of 2023.
•Net income was $22.2 million as compared to $9.7 million in the same period of 2023.
•Adjusted EBITDA2, a non-GAAP financial measure, grew 34.1% to $65.2 million as compared to $48.6 million in the same period of 2023.
•Adjusted net income2, a non-GAAP financial measure, was $31.2 million as compared to $20.9 million in the same period of 2023.
•Net income per share of Class A and Class D common stock - diluted was $0.12 as compared to $0.05 per share in the same period of 2023.
•Adjusted net income per fully exchanged share of diluted common stock2, a non-GAAP financial measure, was $0.19 as compared to $0.13 in the same period of 2023.
Revised 2024 Outlook
•Total revenues are now projected to be between $1.215 billion and $1.230 billion, up from the prior range of $1.20 billion and $1.215 billion.
•Same shop sales growth is expected to remain in the low single digits.
•Adjusted EBITDA3 is now estimated to be between $200 million and $210 million, up from the prior range of $195 million to $205 million and Adjusted SG&A3 is estimated to be between $190 million and $200 million, up from the prior range of $183 million and $189 million.
•Total system shop openings in 2024 are now expected to be at the lower end of the previously communicated range of 150 to 165.
•Capital Expenditures are estimated to be between $270 million to $290 million from the prior range of $280 million to $320 million.
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1    Same shop sales is defined in the section “Select Financial Metrics”.
2    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
3    We have not reconciled guidance for Adjusted EBITDA or Adjusted SG&A to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. Accordingly, reconciliation to the corresponding GAAP financial measure is not available without unreasonable effort.

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Conference Call and Webcast Today
Christine Barone, Chief Executive Officer and President, and Josh Guenser, Chief Financial Officer, will host a conference call and webcast today at 5:00 p.m. Eastern Time (ET) to discuss financial results for the second quarter ended June 30, 2024.
Event: Second Quarter 2024 Conference Call and Webcast
Date: Wednesday, August 7, 2024
Time: 5:00 p.m. ET
Dial In: 1-201-493-6779
Webcast: https://investors.dutchbros.com under “Events & Presentations”.
The webcast will be archived shortly after the conference call has concluded. We will also publish earnings presentation slides related to these financial results on our website https://investors.dutchbros.com under “Events & Presentations”.
About Dutch Bros Inc.
Dutch Bros Inc. (NYSE: BROS) is a high growth operator and franchisor of drive-thru shops that focus on serving high QUALITY, hand-crafted beverages with unparalleled SPEED and superior SERVICE. Founded in 1992 by brothers Dane and Travis Boersma, Dutch Bros began with a double-head espresso machine and a pushcart in Grants Pass, Oregon. While espresso-based beverages are still at the core of what we do, Dutch Bros now offers a wide variety of unique, customizable cold and hot beverages that delight a broad array of customers. We believe Dutch Bros is more than just the products we serve—we are dedicated to making a massive difference in the lives of our employees, customers and communities. This combination of hand-crafted and high-quality beverages, our unique drive-thru experience and our community-driven, people-first culture has allowed us to successfully open new shops and continue to share the “Dutch Luv” at 912 locations across 18 states as of June 30, 2024.
To learn more about Dutch Bros, visit www.dutchbros.com, follow Dutch Bros Coffee on Instagram, Facebook, X, and TikTok, and download the Dutch Bros app to earn points and score rewards!
Dutch Bros, our Windmill logo (), Dutch Bros. Blue Rebel, and our other registered and common law trade names, trademarks and service marks are the property of Dutch Bros Inc. All other trademarks, trade names and service marks appearing in this Earnings Release are the property of their respective owners. Solely for convenience, the trademarks and trade names in this Earnings Release may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert their rights thereto.

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Forward-Looking Statements
In addition to historical information, this release contains a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, information and expectations regarding Dutch Bros’ leadership transitions, estimated capital expenditures, Dutch Bros’ possible or assumed future results of operations, including guidance for 2024, new shop openings, business strategies, and potential growth opportunities. These statements are based on Dutch Bros’ current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “should,” “guidance,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Dutch Bros’ control that could cause actual results to differ materially from the results discussed in the forward-looking statements, including those related to current expectations regarding Dutch Bros’ leadership performance, the effectiveness of our marketing initiatives, general economic conditions, commodity inflation, increased labor costs, disruptions in our supply chain, ability to hire and retain employees, and other risks, including those described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 23, 2024, and in our future reports to be filed with the SEC, including our Quarterly Report on Form 10-Q for the three months ended June 30, 2024. Forward-looking statements contained in this press release are made as of this date, and Dutch Bros undertakes no duty to update such information except as required under applicable law.

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DUTCH BROS INC.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2024	2023	2024	2023
REVENUES
Company-operated shops	$295,268	$220,952	$543,353	$394,116
Franchising and other	29,650	28,927	56,664	53,030
Total revenues	324,918	249,879	600,017	447,146

COSTS AND EXPENSES
Cost of sales	234,637	178,636	437,887	330,159
Selling, general and administrative	58,097	51,662	104,330	97,638
Total costs and expenses	292,734	230,298	542,217	427,797

INCOME FROM OPERATIONS	32,184	19,581	57,800	19,349

OTHER EXPENSE
Interest expense, net	(6,997)	(9,058)	(13,390)	(16,944)
Other income, net	829	1,039	6,593	2,346
Total other expense	(6,168)	(8,019)	(6,797)	(14,598)

INCOME BEFORE INCOME TAXES	26,016	11,562	51,003	4,751
Income tax expense	3,860	1,851	12,632	4,431
NET INCOME	$22,156	$9,711	$38,371	$320
Less: Net income attributable to non-controlling interests	10,216	6,959	19,369	1,410
NET INCOME (LOSS) ATTRIBUTABLE TO DUTCH BROS INC.	$11,940	$2,752	$19,002	$(1,090)
Net income (loss) per share of Class A and Class D common stock:
Basic	$0.12	$0.05	$0.21	$(0.02)
Diluted	$0.12	$0.05	$0.20	$(0.02)
Weighted-average shares of Class A and Class D common stock outstanding:
Basic	101,965	56,734	92,647	56,699
Diluted	102,356	57,428	93,049	56,699

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DUTCH BROS INC.
Segment Financials

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands; unaudited)	2024	2023	2024	2023
Revenues:
Company-operated shops	$295,268	$220,952	$543,353	$394,116
Franchising and other	29,650	28,927	56,664	53,030
Total revenues	324,918	249,879	600,017	447,146
Cost of Sales:
Company-operated shops	225,252	168,873	419,032	313,165
Franchising and other	9,385	9,763	18,855	16,994
Total cost of sales	234,637	178,636	437,887	330,159
Segment gross profit:
Company-operated shops	70,016	52,079	124,321	80,951
Franchising and other	20,265	19,164	37,809	36,036
Total gross profit	90,281	71,243	162,130	116,987
Depreciation and amortization:
Company-operated shops	21,038	14,799	40,732	27,800
Franchising and other	1,077	1,297	2,372	2,658
All other ¹	235	420	499	837
Total depreciation and amortization	22,350	16,516	43,603	31,295
Segment contribution:
Company-operated shops	91,054	66,878	165,053	108,751
Franchising and other	21,342	20,461	40,181	38,694
Total segment contribution	112,396	87,339	205,234	147,445
Selling, general and administrative	(58,097)	(51,662)	(104,330)	(97,638)
Interest expense, net	(6,997)	(9,058)	(13,390)	(16,944)
Other income, net	829	1,039	6,593	2,346
Income before income taxes	$26,016	$11,562	$51,003	$4,751
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1 All other depreciation and amortization is included in selling, general and administrative expenses and is not part of the segment contribution calculations.

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DUTCH BROS INC.
Company-Operated Shop Results

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shops revenue	295,268	100.0	220,952	100.0	543,353	100.0	394,116	100.0

Beverage, food and packaging costs	75,147	25.5	59,433	26.8	138,863	25.5	108,385	27.6
Labor costs	80,236	27.2	58,735	26.6	145,663	26.8	107,284	27.2
Occupancy and other costs	44,277	15.0	32,642	14.8	85,773	15.8	63,201	16.0
Pre-opening costs	4,554	1.5	3,264	1.5	8,001	1.5	6,495	1.6
Depreciation and amortization	21,038	7.1	14,799	6.7	40,732	7.5	27,800	7.1
Company-operated shop costs and expenses	225,252	76.3	168,873	76.4	419,032	77.1	313,165	79.5
Company-operated shops gross profit	70,016	23.7	52,079	23.6	124,321	22.9	80,951	20.5
Company-operated shops contribution [1]	91,054	30.8	66,878	30.3	165,053	30.4	108,751	27.6
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1    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
DUTCH BROS INC.
Summary Cash Flows Data

	Six Months Ended June 30,
(in thousands; unaudited)	2024	2023
Net cash provided by operating activities	$100,729	$45,843
Net cash used in investing activities	(113,240)	(102,058)
Net cash provided by financing activities	139,888	59,754
Net increase in cash and cash equivalents	$127,377	$3,539
Cash and cash equivalents at beginning of period	133,545	20,178
Cash and cash equivalents at end of period	$260,922	$23,717

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DUTCH BROS INC.
Condensed Consolidated Balance Sheets

(in thousands; unaudited)	June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$260,922	$133,545
Accounts receivable, net	12,338	9,124
Inventories, net	46,651	46,953
Prepaid expenses and other current assets	14,700	15,637
Total current assets	334,611	205,259
Property and equipment, net	627,500	542,440
Finance lease right-of-use assets, net	380,999	382,734
Operating lease right-of-use assets, net	282,838	199,673
Intangibles, net	3,963	5,415
Goodwill	21,629	21,629
Deferred income tax assets, net	721,691	402,995
Other long-term assets	4,055	3,865
Total assets	$2,377,286	$1,764,010
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$36,092	$29,957
Accrued compensation and benefits	31,842	31,405
Other accrued liabilities	19,293	15,770
Other current liabilities	5,873	6,423
Deferred revenue	31,405	30,349
Current portion of finance lease liabilities	11,927	9,482
Current portion of operating lease liabilities	2,483	10,239
Current portion of long-term debt	14,182	4,491
Total current liabilities	153,097	138,116
Deferred revenue, net of current portion	7,115	6,676
Finance lease liabilities, net of current portion	370,412	367,775
Operating lease liabilities, net of current portion	282,873	191,419
Long-term debt, net of current portion	228,966	93,175
Tax receivable agreements liability	605,003	290,920
Other long-term liabilities	8	8
Total liabilities	1,647,474	1,088,089
Equity:
Common stock	1	2
Additional paid in capital	504,657	379,391
Accumulated other comprehensive income	1,072	544
Retained earnings (accumulated deficit)	3,410	(15,592)
Total stockholders' equity attributable to Dutch Bros Inc.	509,140	364,345
Non-controlling interests	220,672	311,576
Total equity	729,812	675,921
Total liabilities and equity	$2,377,286	$1,764,010

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DUTCH BROS INC.
Select Financial Metrics

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except number of shops data; unaudited)	2024	2023	2024	2023
Shop count, beginning of period
Company-operated	582	438	542	396
Franchised	294	278	289	275
	876	716	831	671
Company-operated new openings	30	35	70	77
Franchised new openings	6	3	11	6
Shop count, end of period
Company-operated	612	473	612	473
Franchised	300	281	300	281
Total shop count	912	754	912	754

Systemwide AUV [1]	N/A	N/A	$2,005	$1,928
Company-operated shops AUV [1]	N/A	N/A	$1,923	$1,880

Systemwide same shop sales [2,3]	4.1%	3.8%	6.8%	1.1%
Company-operated same shop sales [2]	5.2%	1.6%	7.8%	(0.8)%

Systemwide sales [3]	$466,432	$375,216	$863,985	$677,998
Company-operated operating weeks [4]	7,709	5,854	14,983	11,176
Franchising and other operating weeks [4]	3,842	3,632	7,621	7,178
Dutch Rewards transactions as a percentage of total transactions [5]	66.7%	64.6%	66.6%	64.8%

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop revenues	295,268	100.0	220,952	100.0	543,353	100.0	394,116	100.0
Company-operated gross profit	70,016	23.7	52,079	23.6	124,321	22.9	80,951	20.5
Company-operated shop contribution [6]	91,054	30.8	66,878	30.3	165,053	30.4	108,751	27.6
Selling, general, and administrative expenses	58,097	17.9	51,662	20.7	104,330	17.4	97,638	21.8
Adjusted selling, general, and administrative expenses [6]	47,584	14.6	38,918	15.6	88,053	14.7	75,157	16.8
Net income	22,156	6.8	9,711	3.9	38,371	6.4	320	0.1
Adjusted EBITDA [6]	65,159	20.1	48,599	19.4	117,699	19.6	72,479	16.2

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1    AUVs are determined based on the net sales for any trailing twelve-month period for systemwide and company-operated shops that have been open a minimum of 15 months. AUVs are calculated by dividing the systemwide and company-operated shop net sales by the total number of systemwide and company-operated shops, respectively. Management uses this metric as an indicator of shop growth and future expectations of mature locations.
2    Same shop sales reflects the change in year-over-year sales for the comparable shop base, which we define as shops open for 15 complete months or longer as of the first day of the reporting period. Management uses this metric as an indicator of shop growth and future expansion strategy. The number of shops included in the systemwide and company-operated comparable bases for the respective periods are presented in the following table.

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Systemwide shop base	671	538	641	503
Company-operated shop base	396	276	370	246
3    Systemwide sales and systemwide same shop sales are operating measures that include sales at company-operated shops and sales at franchised shops during the comparable periods presented. Franchise sales represent sales at all franchise shops and are revenues to our franchisees. We do not record franchise sales as revenues; however, our royalty revenues and advertising fund contributions are calculated based on a percentage of franchise sales. As these metrics include sales reported to us by our non-consolidated franchise partners, these metrics should be considered as a supplement to, not a substitute for, our results as reported under GAAP. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
4    Company-operated and franchise shops operating weeks are calculated based on the number operating days for the shop base and dividing by 7. Our shop base is defined as shops opened as of the end date of the periods presented. The operating weeks calculations reflect re-acquired franchises through 2022. Management uses these metrics as indicators of our system’s overall financial health, growth and future expansion prospects.
5    Dutch Rewards is our digitally-based rewards program available exclusively through the Dutch Rewards app. Management uses this metric as an indicator of customer loyalty adoption of our Dutch Rewards app and future promotional plans.
6    Reconciliation of GAAP to non-GAAP results is provided in the section “Non-GAAP Financial Measures”.
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, this release contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects where applicable. Income tax effects have been calculated based on the combined total non-GAAP adjustments using our total effective tax rate. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the financial results calculated in accordance with U.S. GAAP and reconciliations from these results should be carefully evaluated.

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Company-operated shop contribution (in dollars and as a percentage of revenue)
Definition and/or calculation
Company-operated segment gross profit, before company-operated shop depreciation and amortization. Company-operated shop contribution in dollars (as defined), taken as a percentage of company-operated shop revenue.
Usefulness to management and investors
This non-GAAP measure is used by our management in making performance decisions without the impact of non-cash depreciation and amortization charges. This is a standard metric used across our industry by investors.
EBITDA, Adjusted EBITDA (in dollars and as a percentage of revenue)
EBITDA — definition and/or calculation
Net income before interest expense (net of interest income), income tax expense, and depreciation and amortization expense.
Adjusted EBITDA — definition and/or calculation
Defined as EBITDA (as defined above), excluding equity-based compensation, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of aircraft, and organization realignment and restructuring costs.
Adjusted EBITDA in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
These non-GAAP measures are supplemental operating performance measures we believe facilitate comparisons to historical performance and competitors’ operating results. We believe these non-GAAP measures presented provide investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of our ongoing operating performance.
Adjusted selling, general, and administrative (in dollars and as a percentage of revenue)
Definition and/or calculation
Selling, general, and administrative expenses, excluding depreciation and amortization, equity-based compensation expense, expenses associated with equity offerings, executive transitions, legal proceedings, and organization realignment and restructuring costs.
Adjusted selling, general, and administrative in dollars (as defined), taken as a percentage of total revenue.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe the non-GAAP measure presented provides investors with a supplemental view of our operating performance that facilitates analysis and comparisons of our ongoing business operations because it excludes items that may not be indicative of our ongoing operating performance.
Adjusted net income
Definition and/or calculation
Net income, excluding equity-based compensation expense, expenses associated with equity offerings, executive transitions, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of aircraft, organization realignment and restructuring costs, and income tax effects of items excluded from net income.

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Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. We believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted fully exchanged weighted-average shares of diluted common stock outstanding
Definition and/or calculation
Weighted-average shares of Class A and Class D common stock outstanding - basic with addition of dilutive impacts of restricted stock awards and units, as well as the assumed exchange of the weighted-average shares of Class B and Class C common stock.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By adding in the assumed full exchange of all of our outstanding Class B and Class C common stock, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Adjusted net income per fully exchanged share of diluted common stock
Definition and/or calculation
Net income per share of Class A and Class D common stock - diluted, excluding per share impacts of equity-based compensation expense, expenses associated with equity offerings, executives transition costs, (gain) loss on the remeasurement of the liability related to the TRAs, legal proceedings, sale of aircraft, organization realignment and restructuring costs, income tax effects of items excluded from net income, and removal of per share impacts of controlling and non-controlling interests.
Usefulness to management and investors
This non-GAAP measure is used as a supplemental measure of operating performance that we believe is useful to evaluate our performance period over period and relative to our competitors. By assuming the full exchange of all of our outstanding Class B and Class C common stock and related net income adjustments, we believe this measure facilitates a better comparison with other companies that have different organizational and tax structures, as well as comparisons period over period.
Non-GAAP adjustments
Below are the definitions of the non-GAAP adjustments that are used in the calculation of our non-GAAP measures, as described above.
Equity-based compensation
Non-cash expenses related to the grant and vesting of stock awards, including restricted stock awards and restricted stock units in Dutch Bros Inc. to certain eligible employees.
Expenses associated with equity offerings
Costs incurred as a result of our equity offerings, including secondary offerings by TSG Consumer Partners, L.P. and certain of its affiliates. These costs include, but are not limited to, legal fees, consulting fees, tax fees, and accounting fees.
Executive transitions
Employee severance and related benefit costs, as well as sign-on bonus(es) for several executive level transitions occurring in 2022 and 2023, and amortized through the first quarter of 2024.
TRAs remeasurements
(Gain) loss impacts related to adjustments of our TRAs liabilities.

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Legal proceedings
Loss accrual related to certain legal disputes.
Sale of aircraft
Gain impact related to the sale of the Company airplane to our Co-Founder.
Organization realignment and restructuring
Fees and costs, including consulting, employee-related and other costs, in connection with our comprehensive initiative to develop and implement a long-term strategy involving changes to our organizational structure to support our growth, and the resulting realignment activities that have occurred in 2023 and 2024, and are expected to continue for at least the next year. Given this strategic initiative's magnitude and scope, the Company does not expect such costs will recur in the foreseeable future. The Company does not consider such costs reflective of the ongoing costs necessary to operate its business.
Dilutive effects of restricted stock awards and units
Addition of incremental shares of restricted stock awards and units calculated under the treasury stock method, when they are dilutive for the calculation of weighted-average shares on a non-GAAP basis.
Assumed exchange of weighted-average Class B and Class C shares of common stock
Weighted-average shares of Class B and Class C common stock that are assumed to be exchanged for Class A common stock.
Removal of per share impacts of controlling and non-controlling interests
Removal of the net income allocated to controlling and non-controlling interests to align the numerator of the net income per share to the denominator, which assumes the full exchange of shares of Class B and Class C common stock.
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Following are the reconciliations of the most comparable GAAP financial measure to non-GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP, and the reconciliations from U.S. GAAP to Non-GAAP measures should be carefully evaluated. Please refer to "Non-GAAP Financial Measures" in this release for a detailed explanation of the adjustments made to the comparable U.S. GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Company-operated shop gross profit	70,016	23.7	52,079	23.6	124,321	22.9	80,951	20.5
Depreciation and amortization	21,038	7.1	14,799	6.7	40,732	7.5	27,800	7.1
Company-operated shop contribution	91,054	30.8	66,878	30.3	165,053	30.4	108,751	27.6

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	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Net income	22,156	6.8	9,711	3.9	38,371	6.4	320	0.1
Depreciation and amortization	22,350	6.9	16,516	6.7	43,603	7.3	31,295	7.0
Interest expense, net	6,997	2.2	9,058	3.6	13,390	2.2	16,944	3.8
Income tax expense	3,860	1.1	1,851	0.7	12,632	2.1	4,431	1.0
EBITDA	55,363	17.0	37,136	14.9	107,996	18.0	52,990	11.9
Equity-based compensation	3,326	1.0	10,149	4.1	5,259	0.9	19,319	4.3
Expenses associated with equity offerings	528	0.2	—	—	1,489	0.2	—	—
Executive transitions	—	—	225	0.1	75	—	375	0.1
TRAs remeasurements	—	—	(861)	(0.5)	(5,687)	(0.9)	(2,155)	(0.5)
Legal proceedings	—	—	1,950	0.8	—	—	1,950	0.4
Sale of aircraft	(752)	(0.2)	—	—	(752)	(0.1)	—	—
Organization realignment and restructuring:
Employee-related costs	6,664	2.1	—	—	9,289	1.5	—	—
Other costs	30	—	—	—	30	—	—	—
Total organization realignment and restructuring	6,694	2.1	—	—	9,319	1.5	—	—
Adjusted EBITDA	65,159	20.1	48,599	19.4	117,699	19.6	72,479	16.2

	Three Months Ended June 30,				Six Months Ended June 30,
	2024		2023		2024		2023
(in thousands; unaudited)	$	%	$	%	$	%	$	%
Selling, general, and administrative	58,097	17.9	51,662	20.7	104,330	17.4	97,638	21.8
Depreciation and amortization	(235)	(0.1)	(420)	(0.1)	(499)	(0.1)	(837)	(0.2)
Equity-based compensation	(3,056)	(0.9)	(10,149)	(4.1)	(4,895)	(0.9)	(19,319)	(4.3)
Expenses associated with equity offerings	(528)	(0.2)	—	—	(1,489)	(0.2)	—	—
Executive transitions	—	—	(225)	(0.1)	(75)	—	(375)	(0.1)
Legal proceedings	—	—	(1,950)	(0.8)	—	—	(1,950)	(0.4)
Organization realignment and restructuring:
Employee-related costs	(6,664)	(2.1)	—	—	(9,289)	(1.5)	—	—
Other costs	(30)	—	—	—	(30)	—	—	—
Total organization realignment and restructuring	(6,694)	(2.1)	—	—	(9,319)	(1.5)	—	—
Adjusted selling, general, and administrative	47,584	14.6	38,918	15.6	88,053	14.7	75,157	16.8

Dutch Bros Inc.| Earnings Release | 14

	Three Months Ended June 30,
(in thousands; unaudited)	2024	2023
Net income	$22,156	$9,711
Equity-based compensation	3,326	10,149
Expenses associated with equity offerings	528	—
Executive transitions	—	225
TRAs remeasurements	—	(861)
Legal proceedings	—	1,950
Sale of aircraft	(752)	—
Organization realignment and restructuring:
Employee-related costs	6,664	—
Other costs	30	—
Subtotal: Organization realignment and restructuring	6,694	—
Income tax effects	(770)	(284)
Adjusted net income	$31,182	$20,890

	Three Months Ended June 30,
(in thousands, except per share amounts; unaudited)	2024	2023
Weighted-average shares of Class A and Class D common stock outstanding - basic	101,965	56,734
Dilutive effects of restricted stock awards and units	391	694
Weighted-average shares of Class A and Class D common stock outstanding - diluted	102,356	57,428
Assumed exchange of weighted-average Class B and Class C shares of common stock	63,828	105,756
Adjusted fully exchanged weighted-average shares of common stock outstanding - diluted	166,184	163,184

Net income per share of Class A and Class D common stock - diluted	$0.12	$0.05
Controlling and non-controlling interest adjustments	0.01	0.02
Equity-based compensation	0.02	0.06
Expenses associated with equity offerings	—	—
Executive transitions	—	—
TRAs remeasurements	—	(0.01)
Legal proceedings	—	0.01
Sale of aircraft	—	—
Organization realignment and restructuring:
Employee-related costs	0.04	—
Other costs	—	—
Subtotal: Organization realignment and restructuring	0.04	—
Income tax effects	—	—
Adjusted net income per fully exchanged share of diluted common stock	$0.19	$0.13

Dutch Bros Inc.| Earnings Release | 15

For Investor Relations inquiries:
Raphael Gross
ICR
(203) 682-8253
investors@dutchbros.com

For Media Relations inquiries:
Jessica Liddell
ICR
(203) 682-8208
jessica.liddell@icrinc.com

Dutch Bros Inc.| Earnings Release | 16